FOURTH MODIFICATION TO REVOLVING LINE OF CREDIT AGREEMENT


         THIS FOURTH MODIFICATION TO REVOLVING LINE OF CREDIT AGREEMENT (this "Modification Agreement") is made and entered into as of the 1st day of November, 1996, by and among Wachovia Bank of Georgia, N.A., a national banking association ("Lender") and Regency Realty Group, Inc., a Florida corporation ("Borrower").

                                     ARTICLE I - BACKGROUND AND CONSIDERATION

         Section 1.01 Background. Lender and RRC GA One, Inc., a Georgia corporation (predecessor of Borrower) did enter into that certain Revolving Line Of Credit Agreement dated May 31, 1994, as amended by that certain First Modification To Revolving Line Of Credit Agreement dated April 30, 1995, as further amended by that certain Second Modification to Revolving Line of Credit Agreement dated December, 1995, and as further amended by that certain Third
Modification to Revolving Line of Credit Agreement dated April 30, 1996 (as amended, the "Line Of Credit Agreement"). Borrower has requested that Lender increase the principal amount of the Line of Credit and extend future Loans (as defined in the Line Of Credit Agreement) to Borrower. Terms not otherwise defined herein shall have the meanings as set forth in the Line Of Credit Agreement.

         Section 1.02 Consideration. For and in consideration of the sum of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower do hereby agree as follows.

                                             ARTICLE II - MODIFICATION

         Section 2.01 Modified Principal Amount Of Line Of Credit. The first two sentences of Article 2, Subsection 2.1 of the Line Of Credit Agreement shall be deleted in their entirety and the following sentences shall be inserted:

         Subject to the terms hereof, Lender extends to Borrower a revolving line of credit in the maximum amount of $15,000,000 inclusive of all outstanding principal and interest (the "Line of Credit"), available from the date hereof until November 1, 1997, unless terminated earlier in accordance with the terms of this Agreement. The aggregate amount of principal and interest due with respect to all loans made hereunder (individually called a "Loan" and collectively called "Loans") shall never exceed the sum of $15,000,000.



AT1/40426-1

         Section 2.02 Modified Amount Of Unsecured Funds Disbursed. The first sentence of Article 2, Subsection 2.2.3 of the Line Of Credit Agreement shall be deleted in its entirety and the following sentence shall be inserted:

                  Notwithstanding Subsections 2.2.1 and 2.2.2 above, Borrower may request that Lender disburse up to $3,000,000 under the Line of Credit on a temporarily unsecured basis provided said funds are either:
         (a) secured by an approved Project within 45 days of the applicable advance or (b) repaid in their entirety with interest thereon as provided hereunder within 45 days of the applicable advance. On February 1, 1997, Borrower shall pay down all outstanding unsecured loans under this Line of Credit such that an outstanding balance of $1,500,000 or less exists. Thereafter, from February 1, 1997 through the term of the Line of Credit, Borrower may request that Lender disburse up to $1,500,000 under the Line of Credit on a temporarily unsecured basis provided said funds are either: (a) secured by an approved Project within 45 days of the applicable advance or (b) repaid in their entirety with interest thereon as provided within 45 days of the applicable advance.

         Section 2.03 No Further Modification. Except as is expressly set forth above, the terms and provisions of the Line Of Credit Agreement shall remain in full force and effect without further modification. Borrower shall be liable for any and all Loans extended under the Line Of Credit Agreement.

                                         ARTICLE III - GENERAL CONDITIONS

         Section 3.01  Successors  and  Assigns.  Subject to  Subsection  3.4 of
Article 3 of the Line Of Credit Agreement, this Modification Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors-in-title and assigns.

         Section 3.02 Miscellaneous. All personal pronouns used herein whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa. Titles of Articles and Sections as set forth herein are for convenience only and in no way define, limit, amplify or describe the scope or intent of any provision hereof. Lender and Borrower acknowledge and agree that they have been represented by counsel and that each has participated in the drafting of this Modification Agreement. Accordingly, it is the intention and agreement of Lender and Borrower that the language, terms and conditions of this Modification Agreement are not to be construed in any way against or in favor of either Lender or Borrower by reason of their responsibilities in connection with the preparation of this Modification Agreement.

AT1/40426-1

         IN WITNESS WHEREOF, Lender and Borrower have hereunto set their hands and affixed their seals as of the date and year first above written.



                                            LENDER:

                                            WACHOVIA BANK OF GEORGIA, N.A.



                                            By:________________________________
                                               Cathy Casey
                                               Vice President




                                              BORROWER:

                                              REGENCY REALTY GROUP, INC.,
                                              a Florida corporation


                                             By:_______________________________
                                            Its:

AT1/40426-1